     As filed with the Securities and Exchange Commission on July 6, 2000
                                                          Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           GREAT PLAINS SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                  Minnesota                                  45-0374871
        (State or other jurisdiction                      (I.R.S. Employer
      of incorporation or organization)                  Identification No.)

             1701 S.W. 38th Street
              Fargo, North Dakota                              58103
   (Address of Principal Executive Offices)                  (Zip Code)

    1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN OF SOLOMON SOFTWARE, INC.
                 SOLOMON SOFTWARE (TLB, INC.) STOCK OPTION PLAN
           1991 EMPLOYEE STOCK OPTION PLAN OF SMITH, DENNIS & GAYLORD
                SECOND TLB, INC. KEY EMPLOYEES STOCK OPTION PLAN
                              FREE STANDING OPTIONS

                            (Full title of the plan)

                                Douglas J. Burgum
                           Great Plains Software, Inc.
                              1701 S.W. 38th Street
                            Fargo, North Dakota 58103
                     (Name and address of agent for service)

                                 (701) 281-0550
          (Telephone number, including area code, of agent for service)

                                               CALCULATION OF REGISTRATION FEE

  TITLE OF SECURITIES              AMOUNT TO BE       PROPOSED MAXIMUM OFFERING        PROPOSED MAXIMUM           AMOUNT OF
   TO BE REGISTERED               REGISTERED (1)         PRICE PER SHARE (2)(3)       AGGREGATE PRICE (3)      REGISTRATION FEE
------------------------        -----------------  ------------------------------   ---------------------   --------------------
Common Stock, $.01 par value         876,947                  $14.57                    12,777,117.80             $3,373.16

------------------------------
(1) Represents the aggregate shares issuable upon exercise of options under:
(a) the 1997 Non-Employee Director Stock Option Plan of Solomon Software, Inc.; (b) the Solomon Software (TLB, Inc.) Stock Option Plan; (c) the 1991 Employee Stock Option Plan of Smith, Dennis & Gaylord; (d) the Second TLB, Inc. Key Employees Stock Option Plan; and (e) Free standing options as of June 9, 2000.

(2) Represents the weighted average exercise price per share for such outstanding options.

(3) Determined in accordance with Rule 457(h) of the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

         This registration statement on Form S-8 is being filed to register the shares of common stock, $.01 par value per share, of Great Plains Software, Inc., a Minnesota corporation (the "Company"), issuable pursuant to:
(a) the 1997 Non-Employee Director Stock Option Plan of Solomon
Software, Inc.; (b) the Solomon Software (TLB, Inc.) Stock Option Plan; (c) the 1991 Employee Stock Option Plan of Smith, Dennis & Gaylord; (d) the
Second TLB, Inc. Key Employees Stock Option Plan; and (e) various individual option agreements (collectively, the "Plans"). Pursuant to the terms of
Section 2.04 of the Agreement and Plan of Merger by and among the Company, GPS Eagle, Inc., an Ohio corporation and wholly owned subsidiary of the Company ("GPS Eagle"), Solomon Software, Inc., an Ohio corporation ("Solomon"), and Gary M. Harpst, Vernon M. Strong and Jack W. Ridge, dated as of May 1, 2000, all of the outstanding options to purchase shares of common stock of Solomon under the Plans automatically became options to purchase shares of the Company at the effective time of the merger of GPS Eagle with and into Solomon.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by the Company with the Securities and Exchange Commission, are hereby incorporated by reference in this Registration Statement:

         (a) the Company's Annual Report on Form 10-K for the year ended May 31, 1999;

         (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended August 30, 1999, November 30, 1999 and February 29, 2000; and

         (c) the Company's Current Reports on Form 8-K filed March 9, 2000, (as amended on Form 8-K/A filed May 5, 2000), April 4, 2000 (as amended on Form 8-K/A filed May 31, 2000) and June 23, 2000 (as amended on Form 8-K/A filed June 28, 2000); and

         (d) the description of the Company's capital stock contained in the registration statement on Form 8-A filed by the Company on June 13, 1997, including any amendments or reports filed for the purpose of updating that description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521 of the Minnesota Statutes provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of that person against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by that person in connection with the proceeding, if, with respect to the acts or omissions of that person complained of in the proceeding, that person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied;
(4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions in that person's official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions in that person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Section 302A.521 also requires payment by a corporation, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         Provisions regarding indemnification of officers and directors of the Company to the extent permitted by Section 302A.521 are contained in the Company's bylaws.

         The Company maintains a standard policy of officers' and directors' insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

     Number       Description
     ------       -----------
      5.1         Opinion of Dorsey & Whitney LLP

     23.1         Consent of PricewaterhouseCoopers LLP

     23.2         Consent of Ernst & Young LLP

     23.3         Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

     24.1          Power of Attorney

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

         Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on June 30, 2000.

                                      GREAT PLAINS SOFTWARE, INC.


                                      By:    /s/Douglas J. Burgum
                                            ----------------------
                                            Douglas J. Burgum
                                            Chairman of the Board, President
                                            and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 30, 2000.


            SIGNATURE                                     TITLE
            ---------                                     -----
     /s/ Douglas J. Burgum                 Chairman of the Board, President and
--------------------------------------     Chief Executive Officer (principal
Douglas J. Burgum                          executive officer)


     /s/ Tami L. Reller                    Chief Financial Officer
--------------------------------------     (principal financial officer)
Tami L. Reller


     /s/ David K. Edson                    Controller (principal accounting
--------------------------------------     officer)
David K. Edson


BRADLEY J. BURGUM*                         Director

FREDERICK W. BURGUM*                       Director

WILLIAM V. CAMPBELL*                       Director

J. A. HEIDI ROIZEN*                        Director

JOSEPH S. TIBBETTS, JR.*                   Director


*By:    /s/ Douglas J. Burgum
    -----------------------------------------------
               Douglas J. Burgum
               ATTORNEY-IN-FACT

                                  EXHIBIT INDEX

Number          Description
------          -----------
  5.1           Opinion of Dorsey & Whitney LLP

 23.1           Consent of PricewaterhouseCoopers LLP

 23.2           Consent of Ernst & Young LLP

 23.3           Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

 24.1           Power of Attorney